Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney World Funds, Inc.:
We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith
Barney World Funds, Inc. (the Funds), in the respective Prospectus and Statement of Additional
Information, of our report dated December 15, 1999, on the statement of assets and liabilities as of October
31, 1999 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-30D.
We also consent to the references to our firm under the headings "Financial Highlights" in the respective
Prospectus and "Independent Auditors" in the Statement of Additional Information.
Portfolio

Global Government Bond Portfolio
International Equity Portfolio
Pacific Portfolio
European Portfolio
International Balanced Portfolio
Emerging Markets Portfolio



K
PMG
LLP
New York, New York
February 24, 2000
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